UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 16, 2006
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Countrywide Financial Corporation (the “Company”) is filing this Current Report on Form 8-K to provide a summary of pay-option loans held for investment at December 31, 2005. A similar summary appears on page F-37 of the Company’s Annual Report on Form 10-K for the period ended December 31, 2005 (the “2005 10-K”). The accumulated negative amortization was incorrectly reported as $142,034,000 in the 2005 10-K. The correct amount of accumulated negative amortization at December 31, 2005 is $74,815,000, as shown in the following summary:

	December 31,
	2005	2004
	(In thousands)
Total pay-option loan portfolio	$26,122,952	$4,701,795

Pay-option loans with accumulated negative amortization:
Principal	$13,973,619	$32,818

Accumulated negative amortization (from original loan balance)	$74,815	$29

Original loan-to-value ratio(1)	75%	73%
Original combined loan-to-value ratio(2)	78%	75%
Average original FICO score	720	730
Delinquencies(3)	0.22%	0.08%

(1)	The ratio of the lower of the appraised value or purchase price of the property to the amount of the loan that is secured by the property.

(2)	The ratio of the lower of the appraised value or purchase price of the property to the amount of all loans secured by the property.

(3)	Loans delinquent more than 60 days, including non-accrual loans.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: March 16, 2006	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Senior Managing Director & Chief of Financial Operations and Planning

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